‑3‑
Exhibit 4.3
EXECUTION COPY

AMENDMENT NO. 3 TO SERIES 2013-VF1 INDENTURE SUPPLEMENT

Amendment No. 3 to the Existing Indenture Supplement (defined below) (this “Amendment”), dated as of April 18, 2014, among NATIONSTAR SERVICER ADVANCE RECEIVABLES TRUST 2013-BOFA, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association, as indenture trustee, (in such capacity, the “Indenture Trustee”), NATIONSTAR MORTGAGE LLC, a limited liability company organized in the State of Delaware (“Nationstar”), as administrator on behalf of the Issuer (in such capacity, the “Administrator”) and as servicer under the Designated Servicing Agreements (in such capacity, the “Servicer”), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as committed purchaser (in such capacity, the “Committed Purchaser”).

RECITALS

WHEREAS, the Issuer, Indenture Trustee, Wells Fargo, as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), Servicer, Administrator and Administrative Agent are parties to that certain Indenture, dated as of July 1, 2013 (as amended by Amendment No. 1, dated as of October 9, 2013 and as amended by Amendment No. 2, dated as of February 28, 2014, the “Existing Base Indenture”), the provisions of which are incorporated, as modified by that certain Indenture Supplement, dated as of July 1, 2013 (as amended by Amendment No. 1, dated as of October 9, 2013 and as amended by Amendment No. 2, dated as of February 28, 2014, the “Existing Indenture Supplement,” and together with the Base Indenture, the “Existing Indenture”), among the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, Servicer, Administrator and the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Existing Indenture.

WHEREAS, the Issuer, Indenture Trustee, Servicer, Administrator, Administrative Agent and Committed Purchaser have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture Supplement.

WHEREAS, pursuant to Section 12.2 of the Existing Base Indenture, the parties hereto may amend the Existing Base Indenture and any Indenture Supplement, with prior notice to each Note Rating Agency, with the consent of any applicable Derivative Counterparty and the Series Required Noteholders of each Series materially and adversely affected by such amendment and upon delivery of an Issuer Tax Opinion, for the purpose of adding any provisions to the Existing Base Indenture.

WHEREAS, the consent of the Derivative Counterparty is not required hereunder pursuant to Section 12.6 of the Existing Base Indenture.

WHEREAS, as of the date hereof, there are no Note Rating Agencies.

WHEREAS, pursuant to Section 13(b) of the Existing Indenture Supplement, the parties thereto may amend or revise any term or provision of the Existing Indenture Supplement with the consent of 100% of the Series 2013-VF1 Variable Funding Notes.

WHEREAS, the Series 2013-VF1 Variable Funding Notes are the only outstanding Notes issued pursuant to the Existing Base Indenture.

WHEREAS, the Committed Purchaser is 100% Noteholder of the Series 2013-VF1 Variable Funding Notes issued under the Existing Indenture Supplement.

NOW, THEREFORE, the Issuer, Indenture Trustee, Servicer, Administrator, Administrative Agent and Committed Purchaser hereby agree, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, that the Existing Indenture Supplement are hereby amended as follows:

SECTION 1.    Amendments to Existing Indenture Supplement.

1.1    Section 2 of the Existing Indenture Supplement is hereby amended by amending the definition of “Advance Rates” by deleting clauses (iii), (iv) and (v) thereof in their entirety and replacing them as follows:
(iii) [RESERVED];
(iv) [RESERVED];
(v) [RESERVED];

1.2    Section 2 of the Existing Indenture Supplement is hereby amended by deleting the definition of “Maximum VFN Principal Balance” in its entirety and replacing it with the following:
“Maximum VFN Principal Balance” means, for Class A-VF1, the Initial VFN Maximum Note Balance.

1.3    Section 2 of the Existing Indenture Supplement is hereby amended by deleting the definition of “Senior Margin” in its entirety and replacing it with the following:
“Senior Margin” means, for Class A-VF1, 2.50%.

SECTION 2.    Noteholder Consent and Waivers. The Committed Purchaser is 100% Noteholder of the Series 2013-VF1 Variable Funding Notes. The Committed Purchaser hereby consents to this Amendment and unanimously consents to waive the requirement in Section 12.2 of the Existing Base Indenture for the delivery of an Issuer Tax Opinion. The Committed Purchaser hereby instructs the Indenture Trustee to waive each requirement for the delivery of opinions and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Existing Base Indenture.

SECTION 3.    No Note Rating Agencies. As of the date hereof, there are no Note Rating Agencies.

SECTION 4.    Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Administrative Agent and the Committed Purchaser that as of the date hereof, (i) there are no Note Rating Agencies, (ii) the Issuer is in compliance with all the terms and provisions set forth in the Existing Indenture on its part to be observed or performed and remains bound by the terms thereof, and (iii) after giving effect to the terms of this Amendment, no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 5.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 6.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7.     Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NATIONSTAR SERVICER ADVANCE RECEIVABLES TRUST 2013-BOFA, as Issuer

By: Nationstar Mortgage LLC, as its Administrator

By: /s/ Ellen Coleman
Name: Ellen Coleman
Title: EVP

NATIONSTAR MORTGAGE LLC, as Administrator and as Servicer

By: /s/ Ellen Coleman
Name: Ellen Coleman
Title: EVP

Signature Page to Amendment No. 3 to Series 2013-VF1 Indenture Supplement

WELLS FARGO BANK, N.A., as Indenture Trustee and not in its individual capacity

By: /s/ Mark DeFabio
Name: Mark DeFabio
Title: Vice President

Signature Page to Amendment No. 3 to Series 2013-VF1 Indenture Supplement

BANK OF AMERICA, N.A., as Administrative Agent and Committed Purchaser

By: /s/ Jing Isabel Liu
Name: Jing Isabel Liu
Title: Vice President

Signature Page to Amendment No. 3 to Series 2013-VF1 Indenture Supplement